EXHIBIT 11
                           Earnings Per Share Schedule

Calculation of net income used under the modified treasury stock method:

       Primary

             Net income applicable to common stock                   $  503,612

             Assumed interest expense reduction                           9,717
                                                                     ----------
                                                                     $  513,329
                                                                     ==========


             Weighted average shares outstanding                      6,457,738

             Common stock equivalents                                 1,084,441
                                                                     ----------
                                                                      7,542,179
                                                                     ==========

                 Net income per share                                $      .07
                                                                     ==========

       Fully diluted

             Net income applicable to common stock                   $  503,612

             Preferred stock dividends assumed not paid                     656

             Assumed interest expense reduction                             -
                                                                     ----------
                                                                     $  504,269
                                                                     ==========


             Weighted average shares outstanding                      6,457,738

             Common stock equivalents                                 1,226,414

             Assumed conversion of preferred stock                       18,750
                                                                     ----------
                                                                      7,702,902
                                                                     ==========

                 Net income per share                                $      .07
                                                                     ==========